UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 12, 2008

SunTrust Banks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

303 Peachtree Street, N.E., Atlanta, Georgia		30308
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(404) 558-7711

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2008, SunTrust Banks, Inc. ("SunTrust") announced that, effective immediately, William H. Rogers, Jr., 51, currently Corporate Executive Vice President in charge of SunTrust's wholesale, mortgage, and wealth & investment management businesses, has been named President of SunTrust Banks, Inc. Mr. Wells, 62, previously held that title. In his new role, Mr. Rogers will have responsibility for SunTrust's geographic banking organization; the retail, commercial, mortgage, and wealth & investment management businesses; and corporate marketing. Mark A. Chancy, 44, SunTrust Chief Financial Officer, will in addition to his current duties, assume expanded accountability for the corporate & investment banking business, and also the Company's Chief Administrative Officer organization which continues under the direction of David F. Dierker. William R. Reed, Jr., 62, SunTrust Vice Chairman, currently in charge of SunTrust's geographic banking organization, will assume new responsibilities in connection with transition matters related to the new organizational structure. Messrs. Rogers, Chancy and Reed will continue to report to Mr. Wells, along with Thomas E. Freeman, Chief Risk Officer; Raymond D. Fortin, General Counsel; Timothy E. Sullivan, Chief Information Officer; and Mimi Breeden, Human Resources Director.

A copy of the press releases announcing the events described above is attached as Exhibits 99.1 and is incorporated in this report by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SunTrust Banks, Inc.

December 12, 2008	By:	/s/ David A. Wisniewski

Name: David A. Wisniewski
Title: Group Vice President and Associate General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	News release dated December 12, 2008.